UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 12, 2004

DIRECTV HOLDINGS LLC

DIRECTV FINANCING CO., INC.

(Exact Name of Registrant as Specified in its Charter)

DIRECTV Holdings LLC - Delaware

DIRECTV Financing Co., Inc. - Delaware

(State or Other Jurisdiction of Incorporation)

333-106529	DIRECTV Holdings LLC - 25-1902628 DIRECTV Financing Co., Inc. - 59-3772785
(Commission File Number)	(I.R.S. Employer Identification No.)

2230 East Imperial Highway El Segundo, California	90245
(Address of Principal Executive Offices)	(Zip Code)

(310) 964-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

On May 12, 2004, the U.S. District Court for the Central District of California (the “Court”) entered an order granting DIRECTV, Inc.’s (“DIRECTV”) motions eliminating all of the remaining claims asserted against DIRECTV by Pegasus Satellite Television, Inc. and Golden Sky Systems, Inc. (together, “Pegasus”) in a lawsuit filed more than four years ago. The decision does not affect the $51.5 million jury verdict entered in DIRECTV’s favor against Pegasus on April 14, 2004, which is pending a decision on the award of additional interest of almost $13 million claimed by DIRECTV.

A copy of DIRECTV’s press release related to the order, dated May 13, 2004, is attached hereto as Exhibit 99.1 and is incorporated herein by reference. A copy of the order entered by the Court on May 12, 2004 is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits.

Exhibit No.	Exhibit
99.1	DIRECTV Press Release, dated May 13, 2004

99.2	Order of the United States District Court for the Central District of California Granting DIRECTV’s Motion to Dismiss Pegasus’ Remaining Claims, entered on May 12, 2004

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIRECTV HOLDINGS LLC

Date: May 14, 2004	By:	/s/ Michael W. Palkovic
	Name:	Michael W. Palkovic
	Title:	Executive Vice President and Chief Financial Officer

DIRECTV FINANCING CO., INC.

Date: May 14, 2004	By:	/s/ Michael W. Palkovic
	Name:	Michael W. Palkovic
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	DIRECTV Press Release, dated May 13, 2004

99.2	Order of the United States District Court for the Central District of California Granting DIRECTV’s Motion to Dismiss Pegasus’ Remaining Claims, entered on May 12, 2004